UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 31, 2011
Tufco Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21018	39-1723477

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 23500, Green Bay, Wisconsin	54305

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (920) 336-0054
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 31, 2011, Tufco Technologies, Inc. (the “Company”) announced that Louis LeCalsey, III, its President and Chief Executive Officer, will retire at the end of the term of his employment agreement with the Company on September 19, 2011. Until that time, Mr. LeCalsey will continue to function as the President and Chief Executive Officer of the Company.
On May 31, 2011, Mr. LeCalsey entered into a consulting agreement with the Company (the “Consulting Agreement”), pursuant to which Mr. LeCalsey will serve as Senior Advisor to the Company and will work on projects for the Chairman of the Board, the Chief Executive Officer and the Chief Financial Officer of the Company during the period commencing September 19, 2011 and ending March 19, 2012, unless extended by mutual agreement between the parties for additional one month periods. Mr. LeCalsey will be paid a consulting fee of $5,000 per month. Mr. LeCalsey will be subject to noncompetition and nonsolicitation covenants. Mr. LeCalsey will remain on Tufco’s Board of Directors.
The Company’s Board of Directors has appointed James F. Robinson, the Company’s current Senior Vice President — Contract Manufacturing Sales and Marketing, to become President and Chief Executive Officer upon Mr. LeCalsey’s resignation on September 19, 2011. Mr. Robinson will also become a member of our Board of Directors at that time. Mr. Robinson, age 42, has been the Senior Vice President — Contract Manufacturing Sales and Marketing of the Company since January 11, 2011 and prior to that was the Vice President — Business Development of the Company since January 2010. From November, 2006 until July, 2009, Mr. Robinson served as Business Manager, Technical Director and Business Director-Latin America for Mondi, headquartered in Johannesburg, South Africa. Mr. Robinson was also a founding member of Hygenitec, a Wisconsin wet wipes manufacturer, where he was Vice President Sales and Marketing from March, 2003 until January, 2005.
On May 31, 2011, Mr. Robinson entered into an employment agreement with the Company (the “Employment Agreement”), pursuant to which Mr. Robinson shall serve as the President and Chief Executive Officer of the Company, commencing September 19, 2011 for an initial term of one year and with successive one year renewal terms. The employment agreement provides for a base salary of $200,000 and an annual bonus of up to 50% of his base salary (based upon the achievement of a pre-tax income target to be determined by the compensation committee). Mr. Robinson will be entitled to one year of severance, if he is terminated without cause during the term or if his contract is not renewed at the end of the term. The Employment Agreement prohibits Mr. Robinson from competing with the Company while employed by the Company and for one year after the later of his termination of his employment or the termination of severance pay.

The foregoing descriptions of the Consulting Agreement and the Employment Agreement are qualified in their entirety by reference to the Consulting Agreement and Employment Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2.
On May 31, 2011, the Company issued a press release announcing Mr.LeCalsey’s upcoming retirement and Mr. Robinson’s appointment as his successor. A copy of that press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit
Number	Exhibit Title
10.1	Consulting Agreement, dated May 31, 2011, by and between Tufco Technologies, Inc. and Louis LeCalsey, III.

10.2	Employment Agreement, dated May 31, 2011, by and between Tufco Technologies, Inc. and James F. Robinson.

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUFCO TECHNOLOGIES, INC.
Dated: May 31, 2011	By:	/s/ Michael B. Wheeler
Michael B. Wheeler
Executive Vice President, Chief Financial Officer and Chief Operating Officer

Exhibit
Number	Exhibit Title
10.1	Consulting Agreement, dated May 31, 2011, by and between Tufco Technologies, Inc. and Louis LeCalsey, III.

10.2	Employment Agreement, dated May 31, 2011, by and between Tufco Technologies, Inc. and James F. Robinson.

99.1	Press Release